PROMISSORY NOTE


$50,000.00               Date:  March    , 1999        Springfield, Oregon
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     Skylynx Communications, Inc. ("Payor"), promises to pay to the order of
Continet, LLC, an Oregon limited liability company ("Payee") at 1126 Gateway Loop, Suite 128, Springfield, OR 97477, or at such other place or to such other person as Payee may direct, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) with interest thereon at the rate of 9% per annum beginning from the date set out above.

     Payments of principal and accrued interest shall be made in monthly installments of not less than $2,284.24 commencing on April 24, 1999, and a like payment shall be made on the 24th day of each month thereafter until this note is paid. All payments shall be credited first to accrued interest and then the balance, if any, shall be applied to the principal. The entire indebtedness as evidenced by this note, if not earlier paid, shall be finally due and payable on March 23, 2001.

     There is no penalty for prepayment of this note, but any prepayment shall not relieve Payor of making each of the next regular installments called for under this note. If any required installment is not paid when required, all principal and interest shall become immediately due and collectible at the option of the Payee or holder of this note.

     If this note is placed in the hands of an attorney for collection, Payor promises and agrees to pay Payee's or holder's reasonable attorney's fees and collection costs, even though no suit or action is filed hereon. If a suit or an action is filed, including proceedings under the United States Bankruptcy Code, the amount of such reasonable attorney's fees shall be fixed by the court, including on any appeal, where the case is tried, heard or decided. Such sum shall include an amount estimated by the court as the reasonable costs and fees to be incurred by the prevailing party in collecting any monetary award or otherwise enforcing each order or judgment entered in such case.

     All persons liable now or hereafter for the payment of this note jointly and severally waive presentment, demand for payment and notice of nonpayment thereof and agree that any modifications of the terms and conditions of payment or otherwise of this note made at the request of any one person liable hereon shall in no way discharge or impair the liability of any other party upon this note and such parties consent to any extension of time (whether one or more) of payment, release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation. Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging such party's liabilities under this Promissory Note.

                                   SKYLYNX COMMUNICATIONS, INC.


                                   By:
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                                   Name:
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                                   Title:
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                                   Address:
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                              ASSIGNMENT


     Continet, LLC, an Oregon limited liability company, hereby assigns its interest in the foregoing Promissory Note to Scotty McConnell as to an undivided one-half interest and to Jeff Hill as to an undivided one-half interest, as joint tenants without right of survivorship.

     Dated:  March 23, 1999

                                   CONTINET, LLC.


                                   By:
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                                   Name:
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                                   Title:
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